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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Exchange National Bancshares, Inc:

We consent to the incorporation by reference in the registration statement (No. 333-68388) on Form S-8 of Exchange National Bancshares, Inc. of our report, dated July 15, 2005, with respect to the balance sheet of Bank 10, a wholly owned subsidiary of Drexel Bancshares, Inc., as of December 31, 2004, and the related statements of income, stockholder's equity and comprehensive income, and cash flows for the year then ended, which report appears in Form 8-K of Exchange National Bancshares, Inc.

/s/ KPMG LLP
St. Louis, Missouri
July 15, 2005

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